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                                                                     EXHIBIT 3.3

                                PVF CAPITAL CORP.

                      RESOLUTIONS OF THE BOARD OF DIRECTORS

                  (ADOPTED AT THE APRIL 27, 2004 BOARD MEETING)

I.    AMENDMENT OF BYLAWS

      WHEREAS, pursuant to Article VI (J) of the Articles of Organization of PVF Capital Corp. (the "Company"), the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws by the affirmative vote of not less than two thirds of the directors then in office; and

      WHEREAS, Article VI of the Company's Bylaws currently provides that the Company shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors; and

      WHEREAS, recently adopted NASD and SEC rules require that the Audit Committee of the Board must be directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent public accountants; and

      WHEREAS, the Board of Directors believes that amendment of the Company's Bylaws in the manner set forth below is in the best interests of the Company.

      NOW, THEREFORE, BE IT RESOLVED, that, effective immediately, Article VI of the Company's Bylaws be, and hereby is, amended to read in its entirety as follows:

                                   ARTICLE VI

                            FISCAL YEAR; ANNUAL AUDIT

                  The fiscal year of the Corporation shall end on
            the last day of June of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent accountants appointed by and responsible to the audit committee of the board of directors.

II.   NOMINATING COMMITTEE

      WHEREAS, NASD rules require that nominees for director must be selected or recommended by either a majority of the independent directors or a nominating committee composed solely of independent directors;

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      WHEREAS, Article II of the Company's Bylaws permits the Company to designate committees of the Board of Directors comprised of at least three directors and to prescribe the duties, constitution and procedures thereof;

      WHEREAS, the Board of Directors has reviewed the proposed Nominating Committee Charter in the form attached as Exhibit A hereto; and

      WHEREAS, the Board of Directors of the Company believes that establishment of a Nominating Committee and adoption of the Nominating Committee Charter will cause the Company to meet the most recent standards promulgated by the SEC and the NASD and will help ensure that the Nominating Committee selects highly capable and qualified directors, and therefore is in the best interests of the Company and its stockholders.

      NOW, THEREFORE, BE IT RESOLVED, that having determined that Ronald D. Holman, II, Raymond J. Negrelli and Gerald A. Fallon are each Independent Directors, Ronald D. Holman, II (Chairman), Raymond J. Negrelli and Gerald A. Fallon be, and hereby are, appointed as the members of the Nominating Committee; and

      RESOLVED FURTHER, that the Board of Directors hereby adopts and approves the Nominating Committee Charter in the form attached to these minutes as Exhibit A.

III.  CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      WHEREAS, recently adopted Nasdaq rules require the Audit Committee of the Board of Directors of any publicly traded corporation, such as the Company, to review related party transactions for potential conflicts of interest and approve any such transactions by the Company; and

      WHEREAS, the directors have reviewed the Charter of the Audit Committee of the Board of Directors, in the form attached hereto as Exhibit B (the "Audit Committee Charter"), which incorporates revisions intended to bring the Board of Directors' Audit Committee into compliance with the recent Nasdaq rule changes; and

      WHEREAS, the Board of Directors of the Company believes that adoption of the Audit Committee Charter will cause the Audit Committee to meet the most recent standards promulgated by the Nasdaq and will help ensure that any related party transactions are in the Company's best interest, and therefore is in the best interests of the Company and its stockholders.

      NOW, THERFORE, BE IT RESOLVED, that the Audit Committee Charter be and is hereby adopted and approved, which Audit Committee Charter replaces and supercedes the Charter of the Audit Committee in effect prior to the date hereof.